UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 7, 2022

AMERIPRISE FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32525	13-3180631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Ameriprise Financial Center Minneapolis, Minnesota	55474
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(612) 671-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock (par value $.01 per share)	AMP	The New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(b) (d)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 7, 2022, Lon Greenberg submitted notice of his resignation from the Board of Directors (“Board”) of Ameriprise Financial, Inc. (the “Company”) effective as of September 14, 2022. Mr. Greenberg informed the Board that he is resigning to focus on personal commitments and that his resignation is not the result of any disagreement with the Company.

On September 9, 2022, upon the recommendation of its Nominating and Governance Committee, the Board of the Company appointed Armando Pimentel, Jr. as a director of the Company to be effective September 15, 2022. Mr. Pimentel has also been appointed as a member of the Company’s Audit and Risk Committee.

Mr. Pimentel, 60, previously served from October 2011 to March 2019 as president and chief executive officer of NextEra Energy Resources, a subsidiary of NextEra Energy, Inc., a leading provider of sustainable energy generation. He also served as executive vice president, finance and chief financial officer of NextEra Energy, Inc. from May 2008 to October 2011 and was a member of the board of NextEra Energy Partners, L.P. from June 2014 to March 2019 (while also serving as president of NextEra Energy Partners in that time). Prior to joining NextEra Energy, Mr. Pimentel was a partner at Deloitte & Touche and an accounting fellow with the Office of the Chief Accountant of the U.S. Securities and Exchange Commission. Mr. Pimentel earned a BS degree in accounting from Florida State University.

Mr. Pimentel will participate in the Company’s outside director compensation program described in the Company’s proxy statement for the 2022 annual meeting of shareholders.  He is eligible to receive a pro rata share of the $190,000 annual grant of deferred share units for the service period measured from September 15, 2022 through the date of the Company’s 2023 annual meeting of shareholders. He was not appointed to serve on the Board pursuant to any arrangement or understanding between Mr. Pimentel and any other persons, and there are no transactions between the Company and Mr. Pimentel or any of his immediate family members that require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERIPRISE FINANCIAL, INC.
(Registrant)

Date: September 12, 2022	By	/s/ Wendy B. Mahling
Wendy B. Mahling
Senior Vice President, Corporate Secretary & Securities and Corporate Law